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                                                                    Exhibit 99.3

                          CONSENT OF DIRECTOR NOMINEE

    The undersigned, pursuant to Rule 438 under the Securities Act, consents to the use of his name in the Registration Statement on Form S-1 of Synplicity, Inc. as a person who is a Director Nominee of Synplicity, Inc.

                                          SCOTT STALLARD

                                          /s/  Scott Stallard

Date: October 10, 2000